SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒

Preliminary Proxy Statement

☐

Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMPERIAL INDUSTRIES, INC.

(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

☒

No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

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Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

IMPERIAL INDUSTRIES, INC.

1259 Northwest 21st Street

Pompano Beach, Florida 33069

________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 21, 2004

TO THE STOCKHOLDERS OF IMPERIAL INDUSTRIES, INC.

NOTICE is hereby given that the Special Meeting of Stockholders of Imperial Industries, Inc., a Delaware corporation (the "Company") will be held at 10:00 am at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, for the following purposes:

1.

To grant the Board of Directors the authority to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at one of two ratios as described in the attached Proxy Statement to enable the Company to apply for listing of the common stock on the Nasdaq SmallCap Market.

2.

To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

These items are fully discussed in the proxy statement that is attached to and made a part of this Notice of Special Meeting. Only stockholders of record at the close of business on November 4, 2004 shall be entitled to receive notice of, and to vote at, the Special Meeting, or any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company for ten (10) days prior to the Special Meeting.

The Company requests that you vote your shares as promptly as possible. Whether or not you expect to attend the Special Meeting, please vote, date, sign, and return the enclosed proxy as promptly as possible to assure representation of your shares at the meeting. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the Special Meeting, or by attending the Special Meeting in person and voting.

By Order of the Board of Directors

Howard L. Ehler, Jr.
Secretary

Pompano Beach, Florida

November 5, 2004

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IMPERIAL INDUSTRIES, INC.

1259 Northwest 21st Street

Pompano Beach, Florida 33069

____________________

PROXY STATEMENT

____________________

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 21, 2004

This Proxy Statement relates to the Special Meeting of the stockholders (the ASpecial Meeting@) of Imperial Industries, Inc., a Delaware corporation (the ACompany@) to be held at 10:00 A.M., local time, on December 21, 2004 at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting.

We will begin sending this Proxy Statement, the attached Notice of Special Meeting and the accompanying Proxy Card to our stockholders who are entitled to vote at the Special Meeting on or about November 5, 2004.

Why This Proxy Statement is Being Sent

This Proxy Statement and the enclosed Proxy Card are being sent to you because the Company=s Board of Directors is soliciting proxies from stockholders to vote at the Special Meeting. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. If you do not wish to attend the Special Meeting to vote your shares, you may instead complete, date, sign and return the enclosed Proxy Card to vote.

What is Being Voted on at the Special Meeting

The Company intends to apply for listing of its common stock on the Nasdaq Small Cap Market. The Company believes it meets all of the eligibility requirements for initial listing on the Nasdaq SmallCap Market other than the minimum bid price requirement. The Company believes that a reverse stock split of the common stock will enable the Company to attain the minimum $4.00 per share bid price for its common stock. Accordingly, the Company=s Board of Directors is asking stockholders to vote on and to approve a proposal to effect a reverse split of the Company=s common stock at one of two possible ratios: either (a) a one for four ratio or (b) a one for five ratio. The stockholders are being asked to grant authority to the Board of Directors to determine, in its discretion, the actual ratio of the reverse stock split immediately prior to the effective date of the reverse stock split.

The Company does not currently know of any other matter that will be acted upon at the Special Meeting.

Who may attend the Meeting

Subject to space availability, all stockholders of record on the Record Date, or their duly appointed proxies, may attend the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first come, first served basis. Registration and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver=s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Please also note that if you hold your shares in Astreet name@ (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Special Meeting.

Who May Vote

Stockholders who owned common stock at the close of business on November 4, 2004 are entitled to vote at the Special Meeting (the Record Date@). On the Record Date, we had issued and outstanding 9,350,434 shares of common stock. Common stock is the only issued and outstanding class of voting stock. You do not have cumulative voting rights. You have one vote for each share of common stock that you own.

Votes Needed for a Quorum

A majority of the shares of common stock that is issued and outstanding on the Record Date must be present in person or by proxy for a quorum at the Special Meeting. If you return your Proxy Card or attend the Special Meeting in person, your common stock will be counted for the purpose of determining whether a quorum exists, even if you wish to abstain from voting on any or all of the matters presented at the Special Meeting. In determining whether a quorum exists at the Special Meeting, all votes Afor@ or Aagainst,@ as well as abstentions will be counted. Broker non-votes will also be counted as present or represented for the purpose of determining whether a quorum is present for the transaction of business. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock which it holds for you in accordance with your instructions. We do not count abstentions or broker non-votes as “for” or “against” any proposal.

If a quorum is not present at the Special Meeting, no official business can be conducted. However, if a quorum is not present or represented at the Special Meeting, the stockholders who do attend the Special Meeting in person or who are represented by proxy, may adjourn the Special Meeting until a quorum is present or represented. At any adjournment where there is a quorum, any business may be transacted that might have been transacted at the original meeting.

How You May Vote by Proxy

A proxy is a person you appoint to vote on your behalf. Because many of our stockholders are unable to attend the Special Meeting in person, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all matters that will come before the Special Meeting. In order to ensure that your vote will be recorded, you are urged to:

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Read this Proxy Statement carefully;

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Specify your choice on each matter by marking the appropriate box on the enclosed Proxy Card; and

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Sign, date and return the Proxy Card in the enclosed envelope.

By signing the Proxy Card, you will be designating S. Daniel Ponce and Howard L. Ehler, Jr. as your proxies. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. They will vote your shares in accordance with your directions. However, if you sign and return the Proxy Card without instructions marked on it, it will be voted FOR the proposal to effect a reverse split of the Company=s common stock. If any other matter is validly presented at the Special Meeting, your proxies will vote in accordance with their best judgment. We do not currently know of any other matter that will be acted on at the Special Meeting.

How You Can Revoke Your Proxy

You may revoke your proxy at any time prior to the Special Meeting by doing any of the following:

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giving written notice of its revocation to the Company,

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by submission of another duly executed proxy dated after the Proxy Card to be revoked, or

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by attending the Special Meeting and voting in person.

Your mere presence at the Special Meeting will not revoke the prior appointment.

Vote Required on Proposals

Each stockholder is entitled to one vote for each share of common stock registered in his name on the Record Date for each matter brought before the stockholders at the Special Meeting. An affirmative vote of the holders of a majority of the outstanding common stock present in person or by proxy and entitled to vote at the Special Meeting is required to adopt the reverse stock split. A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the reverse stock split. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on this matter and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will however, be counted in determining whether there is a quorum. As such, a broker non-vote will have the effect of a negative vote. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal.

Voting is Confidential

Proxy Cards, ballots and tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain of our employees associated with processing Proxy Cards and counting votes have access to your Proxy Card. Additionally, all comments directed to the Company (whether written on the Proxy Card or elsewhere) remain confidential, unless you ask that your name be disclosed.

The Company Pays the Cost of Solicitation of Proxies

The Company will pay all expenses associated with this proxy solicitation. Such costs include preparing, printing, assembling and mailing the Notice of Special Meeting, the Proxy Statement and the Proxy Card, as well as all costs of soliciting proxies. We will primarily solicit proxies by mail. However, our officers, directors and regular employees may solicit by telephone, facsimile transmission, e-mail or in person. Such officers, directors and employees would not receive additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and we will reimburse such persons, including our transfer agent, for their reasonable out-of-pocket expenses in forwarding such materials. We may retain the services of a proxy solicitation firm to solicit proxies and will pay all reasonable costs associated with such firm.

STOCK OWNERSHIP

The following table sets forth certain information as of October 15, 2004 with respect to the beneficial ownership of the Company's common stock by (i) each director of the Company, (ii) each executive officer of the Company who was paid at least $100,000 in compensation in the prior fiscal year, (iii) each person known to the Company to own more than 5% of such shares, and (iv) all executive officers and directors as a group. Except as otherwise provided herein, the information below is supplied by the holder.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Maureen P. Ferri 2107 Heath Lake Drive Mint Hill, NC 28227	516,981	5.5%
Lisa M. Brock	344,006(3)	3.6%
Howard L. Ehler, Jr.	414,108(4)	4.4%
Gary J. Hasbach	162,000(5)	1.7%
S. Daniel Ponce	626,366(6)	6.6%
Milton J. Wallace	269,700(7)	2.9%
Morton L. Weinberger	284,210(8)	3.0%
All directors and officers as a group (8 persons)	2,191,508(9)	22.2%

_____________

(1)

Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. Unless otherwise indicated, the address for each beneficial owner is the same as the Company.

(2)

The percent of class for common stockholders is based upon 9,350,434 shares of common stock outstanding and such shares of common stock such individual has the right to acquire upon exercise of options or warrants that are held by such person (but not those held by any other person).

(3)

Includes 75,000 shares of common stock issuable upon exercise of stock options.

(4)

Includes 115,000 shares of common stock issuable upon exercise of stock options.

(5)

Includes 20,000 shares of common stock issuable upon exercise of stock options.

(6)

Includes 75,000 shares of common stock issuable upon exercise of stock options.

(7)

Includes 75,000 shares of common stock issuable upon exercise of stock options.

(8)

Includes 75,000 shares of common stock issuable upon exercise of stock options.

(9)

Includes 520,000 shares of common stock issuable upon exercise of stock options.

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY=S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

OF THE COMPANY=S COMMON STOCK

General

The Company=s Board of Directors has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of all of the authorized and outstanding common stock of the Company (the AReverse Stock Split@) based upon either of the following two ratios:

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a one for four reverse stock split; or

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a one for five reverse stock split.

In setting the ratio for the Reverse Stock Split, the intention of our Board of Directors is to increase the stock price of the Company’s common stock sufficiently above the $4.00 minimum bid price required for listing on the Nasdaq SmallCap Market.

A one-for-four ratio would give stockholders one share for every four shares they hold. A one-for-five ratio would give stockholders one share for every five shares they hold. In asking the stockholders to approve the Reverse Stock Split, the Board is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Stock Split. The Board believes that approval of this discretion in favor of the Board, rather than approval of a Reverse Stock Split of a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and our stockholders.

The approval of the Reverse Stock Split will not alter the number of currently authorized shares of the Company's capital stock, which will remain at 45,000,000, consisting of 40,000,000 shares of common stock, $.01 and 5,000,000 shares of preferred stock, par value $.01 per share. There are no shares of preferred stock currently issued and outstanding. However, adoption of the Reverse Stock Split will reduce the number of outstanding shares of common stock of the Company as of the Record Date from 9,350,434 to approximately 2,337,608 shares if a one for four Reverse Stock Split is adopted, or 1,870,086 shares if a one for five Reverse Stock Split is adopted. As the Reverse Stock Split will effect a reduction in the number of shares of common stock outstanding without a commensurate increase in the par value of the common stock, it will result in a reduction in the Company's stated capital.

The Reverse Stock Split will not affect the proportionate equity interest in the Company of any holder of existing common stock or the relative rights, preferences, privileges or priorities of any such stockholder (with the limited exception of stockholders who will only own fractional shares of common stock after the Reverse Stock Split). The common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All shares of common stock will have the same par value, voting rights and other rights as existing shares of common stock. In addition, pursuant to the terms of the Company's stock option plans, the number of shares issuable upon exercise of such outstanding options, and the exercise price per share, will be proportionately adjusted, and neither the par value, nor the number of shares which the Company is authorized to issue, will change.

If the Reverse Stock Split is approved and effected, the Reverse Stock Split will result in some stockholders owning “odd-lots” of less that 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher that the costs of transactions in “round-lots” of even multiples of 100 shares.

It is expected that if the stockholders authorize the Reverse Stock Split, the Board will adopt a specific ratio at that time and that the filing of a Certificate of Amendment (the "Reverse Stock Split Amendment") substantially in the form of Exhibit “A” attached to this Proxy Statement, will occur as soon as practical after the date of the Special Meeting. The proposed Reverse Stock Split will become effective on the effective date of that filing (the "Effective Date").

Reasons for the Reverse Stock Split

The Company=s Board of Directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the common stock, which would allow it to obtain listing of the common stock on the Nasdaq SmallCap Market. Management believes that a listing on the Nasdaq SmallCap Market may encourage greater interest in the common stock and possibly promote greater liquidity for the Company's stockholders. Additionally, the Company believes that a decrease in the number of outstanding shares of the Company's common stock will result in an increase in the number of shares available for issuance, allowing the Company greater flexibility to conduct financings through the issuance of additional equity.

The Company intends to apply for listing of its common stock on the Nasdaq SmallCap Market as soon as practicable after the Effective Date. The requirements for initial listing of the common stock on The Nasdaq SmallCap Market are listed below:

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either (a) stockholders' equity of $5,000,000, (b) net income in the most recently completed fiscal year, or in two of the last three years, of at least $750,000, or (c) market capitalization of at least $50,000,000;

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a public float of at least 1,000,000 shares;

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a market value of public float of at least $5,000,000;

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a minimum bid price of $4.00 per share;

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at least three market makers;

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at least 300 round lot stockholders;

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An operating history of at least one year; and

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compliance with Nasdaq corporate governance rules.

The Company believes it meets all of the eligibility requirements for initial listing on the Nasdaq SmallCap Market other than the minimum bid price requirement. The Company’s Board believes that it is in the best interest of the Company and our stockholders to approve the proposal relating to the Reverse Stock Split and to give the Board the flexibility to implement a Reverse Stock Split at an acceptable ratio intended to increase our minimum bid price for Nasdaq SmallCap Market acceptance. However, the Company cannot give any assurance that the market price of the common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. Further, there can be no assurance that the Reverse Stock Split will not adversely impact the market price of the common stock, that the marketability of the common stock will improve as a result of the Reverse Stock Split, or that the Reverse Stock Split will otherwise have any of the effects described herein.

If the Company is unable to list its common stock on the NASDAQ SmallCap Market, price information will continue to be available on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board. However, such information is not as widely available as SmallCap Market information in newspapers and other publications.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. However, the common stock as designated on our balance sheet would be reduced proportionately based on the Reverse Stock Split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the common stock is reduced. Additionally, net income per share would increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Stock Split.

Federal Income Tax Consequences

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-split common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

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The proposed reverse stock split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

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No gain or loss will be recognized by the Company in connection with the proposed reverse stock split.

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No gain or loss will be recognized by a shareholder who exchanges all of his shares of common stock solely for shares of post-split common stock.

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The aggregate basis of the shares of post-split common stock to be received in the proposed reverse stock split will be the same as the aggregate basis of the shares of common stock surrendered in exchange therefor.

•

The holding period of the shares of post-split common stock to be received in the proposed reverse stock split will include the holding period of the shares of common stock surrendered in exchange therefor.

Stock Certificates and Fractional Shares

Once approved at the Special Meeting, the Reverse Stock Split will occur on the Effective Date without any further action on the part of the Company=s stockholders and without regard to the date or dates on which certificates representing shares of common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the common stock which each such stockholder is entitled to receive as a consequence of the Reverse Stock Split. After the Effective Date of the Reverse Stock Split, the certificates representing shares of Existing Common will be deemed to represent either one-fourth or one-fifth the number of shares of common stock, depending on the ratio adopted by the Board of Directors.

Our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY 10004 (the "Exchange Agent"), telephone number: (212) 509-4000 will act as the Exchange Agent to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company, or the Exchange Agent, will send a letter to each stockholder of record at the Effective Date for use in transmitting the existing certificates representing shares of common stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for new certificates representing the appropriate number of whole shares of new common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Stockholders will then receive a new certificate or certificates representing the number of whole shares of common stock into which their pre-reverse stock split shares have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

If the Reverse Stock Split is approved by shareholders, we intend to treat stockholders holding common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

No fractional shares of common stock will be issued. In lieu thereof, stockholders holding a number of shares of common stock prior to the Effective Date Split not evenly divisible by the selected ratio, upon surrender of their Old Certificates, will receive cash in lieu of fractional shares of common stock. Such cash payment will not be made until a stockholder's certificates of common stock are presented to the Exchange Agent. The price payable by the Company for those shares of common stock which are not divisible by the selected ratio will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of common stock and (b) the average of the high bid and low asked prices of one share of Existing Common, as reported on the NASD OTC Bulletin Board for the ten business days immediately preceding the Effective Date of the Reverse Stock Split for which transactions in the common stock are reported.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT

UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on Company Employees and Directors

The number of shares reserved for issuance under the Company's existing employee and director stock option plans will be reduced proportionately based on the Reverse Stock Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the Reverse Stock Split ratio selected by the Board of Directors.

Source of Funds

The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's stockholder list indicates that a portion of the common stock outstanding is registered in the names of clearing agencies and broker nominees. Therefore, it is not possible to predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

Number of Holders

As of the Record Date, there were approximately ____ holders of record, and approximately _____ beneficial owners, of common stock. The Company does not anticipate that as a result of the Reverse Stock Split, the number of holders of record or beneficial owners of common stock will change significantly.

No Change in Company's Status

The Company does not currently intend to seek, either before or after the Reverse Stock Split, any change whatsoever in the Company's status as a reporting company for federal securities law purposes.

Appraisal Rights

No appraisal rights are available under the Delaware General Corporate law or under the Company=s Certificate of incorporation or By-laws to any stockholder in connection with the Reverse Stock Split.

Board of Directors Reservation of Rights.

The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment, if at any time prior to filing such Reverse Stock Split Amendment with the Department of State of Delaware, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders. In addition, the Board of Directors reserves the right to delay of the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof at the Special Meeting. However, at the present time, the Board of Directors intends to proceed with the Reverse Stock Split Amendment as presented herein without delay.

Stockholder Vote Required

An affirmative vote of the holders of a majority of the outstanding common stock entitled to vote at the Special Meeting is required to adopt the proposal to effect the Reverse Stock Split. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of the proposal to effect the Reverse Stock Split unless otherwise indicated thereon.

The Board of Directors has unanimously approved and recommends that the Company=s stockholders approve the Reverse Stock Split on the enclosed Proxy Card.

OTHER MATTERS

Management is not aware of any other matters which may come before the Special Meeting and which require the vote of stockholders in addition to those matters indicated in the notice of meeting and this Proxy Statement. If any other matter calling for stockholder action should properly come before the Special Meeting or any adjournment thereof, those persons named as proxies in the enclosed proxy will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Stockholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the Company’s 2005 annual meeting of stockholders must be received by the Company no later than January 25, 2005 for inclusion in the Company's proxy statement related to the 2005 annual meeting. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of common stock of the Company which are owned beneficially of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring valid business before the meeting.

ANNUAL REPORT

Copies of the Company's 2003 Annual Report, including audited financial statements as of December 31, 2001, 2002 and 2003 and for each of the three (3) years in the period ending December 31, 2003 were mailed to all stockholders of record on April 2, 2004, the record date of the Company’s 2004 annual meeting of stockholders. Copies of the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003 as filed with the Securities and Exchange Commission may be obtained by writing to Corporate Secretary, 1259 Northwest 21st Street, Pompano Beach, Florida 33069.

Exhibit “A”

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

Article FOURTH of the Company=s Certificate of Incorporation is proposed to be amended as follows:

FOURTH: (a)

The aggregate number of shares of stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares, consisting of (i) Forty Million (40,000,000) shares with a par value of one cent ($.01) per share, which are designated as Common Stock; and (ii) Five Million (5,000,000) shares with a par value of one cent ($.01) per share, which are designated as Preferred Stock.

(b)

The designations, preferences, privileges and powers of the shares of the Common Stock and of the Preferred Stock and the restrictions and qualifications thereof shall be the same in all respects as though shares of one class of stock, except that the Board of Directors is hereby vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such powers, designations, preferences and relative, participating or option or other special rights and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions, duly adopted by the Board of Directors providing for the issuance of such shares. The authority which is hereby vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

(i)

the number of shares to constitute such series, and the designations thereof;

(ii)

the voting power of holders of shares of such series, if any, and the Board of Directors may, without limitation determine the vote or fraction of vote to which the holder may be entitled, the events upon the occurrence of which such holder maybe entitled to vote, and the Board of Directors may determine to restrict or eliminate entirely the right of such holder to vote;

(iii)

the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

(iv)

whether or not such series shall be redeemable, and if so, the terms and conditions upon which shares of such series shall be redeemable;

(v)

the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

(vi)

the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation;

(vii)

whether or not the shares of such series shall be convertible, and if so, the terms and conditions on which shares of such series shall be convertible; and

(viii)

such other powers, designations, preferences and the relative, participating or optional or other special rights, and such qualifications, limitations or restrictions thereon, as and to the extent permitted by law.

(c)

No holder of Common Stock or Preferred Stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock or other securities

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convertible into stock, may be issued and disposed of, pursuant to resolution of the Board of Directors, to such persons, firms corporations or associations and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of their discretion.

(d) On or about ______________, 2005, (the “Effective Date”), all outstanding shares of Common Stock of the Corporation shall be automatically combined at the rate of one for [four or five] (the “Reverse Split”) without the necessity of further action on the part of the holders thereof or the Corporation; provided however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Reverse Split (the “Existing Common”) into new certificates (“New Certificates”) representing the appropriate number of shares of Common Stock resulting from the combination (“New Common”). No fractional shares, but only whole shares of New Common shall be issued to any holder of less than [four (4) or five (5)] shares or any number of shares which, when divided by [four (4) or five (5)], does not result in a whole number. In lieu of fractional shares, the Corporation has arranged for its transfer agent (the “Exchange Agent”) to remit payment therefore on the following terms and conditions.

The price payable by the Corporation for fractional shares of Existing Common, certificates for which are surrendered to the Exchange Agent in connection with the Reverse Split, shall be equal to the product of (i) the number of such shares which cannot be exchanged for a whole share of New Common and (ii) the average of the high bid and low asked prices of one share of Existing Common, as reported on the NASD OTC Bulletin Board for the ten business days immediately preceding the Effective Date of the Reverse Stock Split for which transactions in the Existing Common are reported.

The par value and the number of authorized shares of Common Stock shall remain as otherwise provided above in Article Fourth of this Certificate of Incorporation and shall not be modified in any way as the result of this Reverse Split. From and after the Effective Date, certificates representing shares of Existing Common shall represent only the right of the holders thereof to receive New Common and payment as provided herein for fractional shares of Existing Common.

From and after the Effective Date, the term “New Common” as used in this subparagraph (d) of Article FOURTH shall mean Common Stock as provided in this Certificate of Incorporation.

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IMPERIAL INDUSTRIES, INC.

PROXY

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL OF STOCKHOLDERS TO BE HELD ON DECEMBER 21, 2004

The undersigned hereby appoints S. Daniel Ponce and Howard L. Ehler, Jr., or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, at 10:00 A.M., local time, on December 21, 2004, and any and all adjournments thereof, in the manner specified below:

1.

Proposal to effect a reverse stock split of the Company’s common stock at a ratio of either one for four or one for five to be determined in the discretion of the Board of Directors.

Q  For

Q  Against

Q  Abstain

(continued on other side)

THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AS DESCRIBED OIN THE PROXY STATEMENT.  Should any other matter requiring a vote of the stockholders arise, the persons named in the Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company.  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated: ____________________, 2004

_________________________________________

Signature

_________________________________________

Signature

Please sign the Proxy exactly as name appears. When shares are held by joint tenants, both should sign. Executors, administrators, trustees or otherwise signing in a representative capacity should indicate the capacity in which signed.

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.